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                                                                   EXHIBIT 99.2





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[LOGO] MOHAWK
INDUSTRIES, INC.

                      Instructions for Voting Your Proxy

Stockholders of record have three ways to vote their proxies:

  .  through the Internet (using a browser);

  .  by telephone (using a touch-tone telephone); and

  .  by mail (traditional method).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.


           BY TELEPHONE                          BY INTERNET                           BY MAIL
(Available only until ______ Eastern (Available only until _______ Eastern Mark, sign and date your
time, on _____________, 2002)        time on _____________, 2002)          instruction card and return it
                                                                           in the postage paid envelope.
On a touch-tone telephone, call      Access the Internet voting website at If you are entering instructions
TOLL FREE 1-888-216-1339.            https://www.proxyvotenow.com/mhk.     by telephone or the Internet,
24 hours a day, 7 days a week. You   Enter the Control Number in the box   please do not mail your
will be asked to enter only the      below and follow the instructions on  instruction card.
Control Number in the box below      your screen.
then follow the prerecorded
directions.                          You will incur only your usual
                                     Internet charges.


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                                CONTROL NUMBER
                         FOR TELPHONE/INTERNET VOTING

                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


   Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           ------------------------------------
                                                           Signature
                                           ------------------------------------
                                                 Signature, if held jointly
                                           Dated:________________________, 2002

            IF YOU VOTE BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN

             THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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                                     PROXY
                            MOHAWK INDUSTRIES, INC.
                               CALHOUN, GEORGIA
                        SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation ("Mohawk"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints Jeffrey S. Lorberbaum and John D. Swift, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Mohawk common stock which the undersigned held of record on February 6, 2002, at the Special Meeting of Stockholders to be held on ______________, 2002 at 9:00 a.m. local time, at the offices of Alston & Bird LLP, 1201 West Peachtree Street, 46th Floor, Atlanta, Georgia, and at any adjournments or postponements thereof. The affirmative vote of a majority of the votes cast at the meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against Proposal 1 will be voted in favor of any adjournments or postponements to solicit further proxies for such proposal.


1. Approval of the issuance of Mohawk Common Stock in the merger contemplated by the Agreement and Plan of Merger, dated as of November 19, 2001, as amended, by and among Mohawk, Maverick Merger Sub, Inc. and Dal-Tile International Inc., as it may be amended from time to time.

    [_] FOR         [_] AGAINST         [_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any motion submitted to a vote of the stockholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

    [_] FOR         [_] AGAINST         [_] ABSTAIN


   In their discretion, the proxies are authorized to vote upon such other business as may be incident to the conduct of the special meeting or any adjournments or postponements thereof.




   This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, but if no direction is made, this proxy will be voted for approval of the issuance of the shares of Mohawk common stock pursuant to the Agreement and Plan of Merger.